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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Commercial Metals Company on Form S-8 of our reports dated October 19, 1994, appearing in the Annual Report on Form 10-K of Commercial Metals Company for the year ended August 31, 1994.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Dallas, Texas

July 17, 1995